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                                                                EXHIBIT 23.8

                        CONSENT OF LEHMAN BROTHERS INC.

        We hereby consent to the use of our opinion letter dated September 25, 1996 to the Board of Directors of Oclassen Pharmaceuticals, Inc. included as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Watson Pharmaceuticals, Inc. and Oclassen Pharmaceuticals, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--The Merger--Opinions of Financial Advisors," "The Merger--Background of the Merger" and "The Merger--Opinion of Oclassen's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        LEHMAN BROTHERS INC.


                                        By: /s/  Linda Rubenstein
                                            -------------------------
                                            Linda Rubenstein
                                            Vice President

January 10, 1997